     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998
                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                              DEPOTECH CORPORATION
             (Exact name of Registrant as specified in its charter)

                                  ------------

          CALIFORNIA                                      33-0387911
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                           10450 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip code)

                                  ------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  ------------

                                FRED A. MIDDLETON
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              DEPOTECH CORPORATION
             10450 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
                                 (619) 625-2424
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                  Proposed          Proposed
      Title of                                     Maximum           Maximum
     Securities                 Amount            Offering          Aggregate         Amount of
        to be                   to be               Price           Offering        Registration
     Registered              Registered(1)        per Share           Price              Fee
---------------------------------------------------------------------------------------------------
1995 STOCK OPTION/STOCK
ISSUANCE PLAN
---------------------------------------------------------------------------------------------------
Common Stock,
no par value                620,000 shares      $1.61(2)            $998,200(2)        $294.47
---------------------------------------------------------------------------------------------------
1995 EMPLOYEE STOCK
PURCHASE PLAN
---------------------------------------------------------------------------------------------------
Common Stock,
no par value                 75,000 shares      $1.61(2)            $120,750(2)        $35.62
                                                               Aggregate Registration Fee: $330.09
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the: (i) 1995 Stock Option/Stock Issuance Plan or (ii) 1995 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on June 18, 1998, as reported on the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    DepoTech Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 31, 1998;

    (b) The Registrant's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended March 31, 1998, filed with the SEC on May 15, 1998 and June 12, 1998, respectively; and

    (c) The Registrant's Registration Statement No. 0-26862 on Form 8-A filed with the SEC on September 26, 1995 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.


    All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) Section 317 of the California General Corporation Law allows the Registrant to indemnify its officers and directors against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

    (b) Article VI of the Bylaws of the Registrant provides that the Registrant shall have power to indemnify any person who is or was an agent of the Registrant as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the California General Corporation Law.

    (c) Article IV of the Registrant's Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Registrant or its shareholders in any action brought by or in the right of the Registrant. However, a director remains liable to the extent required by law for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) any act or omission occurring prior to the date when the exculpation provision became effective and (vii) any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Registrant or otherwise, except in the situations described in clauses
(i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

    (d) Pursuant to authorization provided under the Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Registrant's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

    (e) The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.    EXHIBITS

Exhibit No.    Exhibit
-----------    -------
4              Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 0-26862 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this
               Registration Statement.
5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1           Consent of Ernst & Young LLP, Independent Auditors.
23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24             Power of Attorney. Reference is made to page II-5 of this Registration
               Statement.
99.1           1995 Stock Option/Stock Issuance Plan (as amended and restated as of May
               13, 1998).
99.2           1995 Employee Stock Purchase Plan (as amended and restated as of May 13,
               1998).

ITEM 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan and/or 1995 Employee Stock Purchase Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on June 18, 1998.


                                       DEPOTECH CORPORATION


                                       By: /s/ Fred A. Middleton
                                           -------------------------------------
                                           Fred A. Middleton
                                           Chief Executive Officer and
                                           Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of DepoTech Corporation, a California corporation, do hereby constitute and appoint Fred A. Middleton and Dana S. McGowan and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                  Title                               Date
----------                                  -----                               ----

/s/ Fred A. Middleton
----------------------------------  Chief Executive Officer and
Fred A. Middleton                   Chairman of the Board                  June 18, 1998
                                    (Principal Executive Officer)

Signatures                                  Title                               Date
----------                                  -----                               ----

/s/ John P. Longenecker, Ph.D.
----------------------------------  President and                          June 18, 1998
John P. Longenecker, Ph.D.          Chief Operating Officer


/s/ Dana S. McGowan
----------------------------------  Vice President Finance and             June 18, 1998
Dana S. McGowan                     Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)
/s/ Roger C. Davisson
----------------------------------  Director                               June 18, 1998
Roger C. Davisson


/s/ George W. Dunbar, Jr.
----------------------------------  Director                               June 18, 1998
George W. Dunbar, Jr.


/s/ Stephen B. Howell, M.D.
----------------------------------  Director                               June 18, 1998
Stephen B. Howell, M.D.


/s/ Peter Preuss
----------------------------------  Director                               June 18, 1998
Peter Preuss


/s/ Pieter J. Strijkert, Ph.D.
----------------------------------  Director                               June 18, 1998
Pieter J. Strijkert, Ph.D.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              DEPOTECH CORPORATION

                                  EXHIBIT INDEX

        Exhibit
           No.        Exhibit
        -------       -------
        4             Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration
                      Statement No. 0-26862 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
        5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of Ernst & Young LLP, Independent Auditors.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
        99.1          1995 Stock Option/Stock Issuance Plan (as amended and restated as of May 13, 1998).
        99.2          1995 Employee Stock Purchase Plan (as amended and restated as of May 13, 1998).